                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      VEECO INSTRUMENTS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                             VEECO INSTRUMENTS INC.
                                 TERMINAL DRIVE
                           PLAINVIEW, NEW YORK 11803

                                                                  April 12, 1999

Dear Stockholder:

    You are cordially invited to attend the Veeco Instruments Inc. ("Veeco") Annual Meeting of Stockholders to be held at 9:30 a.m. (New York City time) on May 14, 1999, at the Corporate Center, 395 North Service Road, Lower Auditorium, Melville, New York.

    The purposes of the Annual Meeting are to (i) elect directors, (ii) consider and vote upon an amendment to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan to increase the number of shares of Veeco common stock for which stock options may be granted pursuant to such plan from 2,126,787 shares to 2,826,787 shares, (iii) consider and vote upon an amendment to the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors to increase the number of shares of Veeco common stock for which stock options may be granted pursuant to such plan from 115,000 shares to 215,000 shares and (iv) ratify the appointment of auditors. These matters are described in the formal Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

    Your Board of Directors recommends a vote "FOR" each of the listed nominees for Director and "FOR" each of the other proposals.

    Your vote is very important. It is important that your shares be represented at the meeting, whether or not you are personally able to attend. Accordingly, you are requested to sign, date and return the enclosed proxy promptly. If you do attend the Annual Meeting, you may still revoke your proxy and vote in person. Your cooperation is greatly appreciated.

                                          Sincerely,

                                          /s/ Edward H. Braun

                                          Edward H. Braun
                                          CHAIRMAN, CHIEF EXECUTIVE
                                          OFFICER AND PRESIDENT

                             VEECO INSTRUMENTS INC.
                                 TERMINAL DRIVE
                           PLAINVIEW, NEW YORK 11803

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 14, 1999

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Veeco Instruments Inc. ("Veeco") will be held at 9:30 a.m. (New York City time) on May 14, 1999, at the Corporate Center, 395 North Service Road, Lower Auditorium, Melville, New York for the purpose of considering and acting upon the following matters as set forth in the accompanying Proxy
Statement:

    1. Election of three (3) directors;

    2. Approval of a proposed amendment to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan, as amended to date, to increase the number of shares of the common stock of Veeco, par value $.01 per share, for which stock options may be granted pursuant to such plan from 2,126,787 shares to 2,826,787 shares;

    3. Approval of a proposed amendment to the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors, as amended to date, to increase the number of shares of the common stock of Veeco, par value $.01 per share, for which stock options may be granted pursuant to such plan from 115,000 shares to 215,000 shares;

    4. Ratification of the appointment of Ernst & Young LLP as auditors for Veeco for the fiscal year ending December 31, 1999; and

    5. The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

    Only stockholders of record at the close of business on April 1, 1999 are entitled to notice of the Meeting. A certified list of stockholders entitled to vote at the Meeting will be available for examination, during business hours, by any stockholder for any purpose germane to the Meeting for a period of not less than ten days immediately preceding the Meeting at the offices of Veeco, Terminal Drive, Plainview, New York 11803.

                                          By order of the Board of Directors,

                                          /s/ John F. Rein, Jr.

                                          John F. Rein, Jr.
                                          SECRETARY

April 12, 1999

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. STOCKHOLDERS CAN HELP VEECO AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD. THE BUSINESS OF THE MEETING TO BE ACTED UPON BY THE STOCKHOLDERS CANNOT BE TRANSACTED UNLESS AT LEAST 50% OF THE OUTSTANDING SHARES OF VEECO'S COMMON STOCK ARE REPRESENTED AT THE MEETING.

                             VEECO INSTRUMENTS INC.
                                 TERMINAL DRIVE
                           PLAINVIEW, NEW YORK 11803
                                PROXY STATEMENT

GENERAL

    This Proxy Statement is being furnished to the stockholders (the "Stockholders") of Veeco Instruments Inc., a Delaware corporation ("Veeco"), in connection with the Annual Meeting of Stockholders of Veeco to be held at 9:30 a.m. (New York City time) on May 14, 1999, at the Corporate Center, 395 North Service Road, Lower Auditorium, Melville, New York (the "Meeting"). Accompanying this proxy statement ("Proxy Statement") is a notice of such Meeting and a form of proxy solicited by Veeco's Board of Directors. Audited financial statements of Veeco for the fiscal year ended December 31, 1998 are contained in Veeco's Annual Report which has been mailed with this Proxy Statement.

    Proxies in the accompanying form which are properly executed and duly returned to Veeco and not revoked prior to the voting at the Meeting will be voted as specified. If no contrary specification is made and if not designated as broker non-votes, the shares of common stock of Veeco, $.01 par value per share ("Common Stock"), represented by the enclosed proxy will be voted FOR the election of the nominees for director ("Directors") (Proposal 1), FOR the approval of the amendment to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan (as amended to date, the "Employees' Plan") (Proposal 2), FOR the approval of the amendment to the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors (as amended to date, the "Directors' Plan") (Proposal 3), and FOR the ratification of the appointment of Ernst & Young LLP as auditors (Proposal 4). In addition, the shares of Common Stock represented by the enclosed proxy will be voted by the persons named therein, in such persons' discretion, with respect to any other business which may properly come before the Meeting or any adjournments or postponements thereof. Any Stockholder giving a proxy has the power to revoke it at any time prior to the voting by filing with the Secretary of Veeco written notice of revocation or a duly executed proxy bearing a later date or by voting in person at the Meeting.

    The Board of Directors has fixed the close of business on April 1, 1999, as the record date for the determination of the Stockholders who are entitled to receive notice of and to vote at the Meeting. The holders of 50% of the voting power of all issued and outstanding shares of Common Stock present in person, or represented by proxy, shall constitute a quorum at the Meeting. Directors shall be elected by a plurality of the votes cast at the Meeting (Proposal 1). An affirmative vote by the holders of a majority of the votes cast at the Meeting at which a quorum is present is required for approval of each of Proposals 2 and
4. An affirmative vote by the holders of a majority of the outstanding shares entitled to vote thereon is required for Proposal 3.

    On April 1, 1999, the record date for the Meeting, Veeco had outstanding 15,921,017 shares of Common Stock. Each share of Common Stock is entitled to one vote with respect to (i) the election of Directors (Proposal 1), (ii) the proposed amendment to the Employees' Plan (Proposal 2), (iii) the proposed amendment to the Directors' Plan (Proposal 3), (iv) the ratification of the appointment of Ernst & Young LLP as auditors (Proposal 4), and (v) any other matters to be voted upon at the Meeting.

    In accordance with the laws of the State of Delaware, shares represented by proxies marked as abstentions or designated as broker non-votes will be counted for purposes of determining a quorum. Shares represented by proxies marked as abstentions will also be treated as present for purposes of determining the outcome of a vote on any matter, but will not constitute a vote "for" or "against" any matter and, thus, will be disregarded in the calculation of votes cast for the election of Directors. Shares represented by proxies designated as broker non-votes, however, will not be treated as present for purposes of determining the outcome of a vote on any matter.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    Veeco's Certificate of Incorporation provides for a Board of Directors elected by Stockholders which is divided into three classes of Directors serving staggered terms. Class II Directors, to be elected at the Meeting, will each serve a three-year term until the 2002 Annual Meeting of Stockholders. The Board of Directors will be comprised of nine (9) members, with Class I to consist of three (3) members, Class II to consist of three (3) members and Class III to consist of three (3) members. The continuing Class I Directors are Heinz K. Fridrich, Roger D. McDaniel and Irwin H. Pfister who will serve the remainder of a three-year term until the 2001 Annual Meeting of Stockholders. The continuing Class III Directors are Edward H. Braun, Virgil Elings, Ph.D. and Richard A. D'Amore who will serve the remainder of a three-year term until the 2000 Annual Meeting of Stockholders.

    At the Meeting, three (3) Class II Directors will be elected for a term expiring at the 2002 Annual Meeting of Stockholders. The Board of Directors has nominated Joel A. Elftmann and Paul R. Low, currently Class II Directors, for re-election, and has nominated Walter J. Scherr, currently a Class I Director with a term expiring at the 2001 Annual Meeting of Stockholders, to serve as a Class II Director.

    Directors are elected by a plurality of the votes cast at the Meeting. Unless authority to vote is specifically withheld by appropriate designation on the face of the proxy or a broker or nominee has indicated on the face of the proxy its lack of discretionary authority to vote, the persons named in the accompanying proxy intend to vote the shares represented thereby for the persons whose names are set forth above as Directors of Veeco. Accordingly, only proxies marked "FOR" the nominees or unmarked (other than broker non-votes) will be counted as "votes" in determining election of Directors.

    The Board of Directors recommends that Stockholders vote FOR the Director nominees named above, and, unless a Stockholder gives instructions on the proxy card to the contrary or a broker non-vote is indicated on the proxy card, the appointees named thereon intend so to vote. Management does not contemplate that any of the nominees for Director will be unable to serve, but if such a situation should arise, it is the intention of the persons named in the accompanying proxy to vote for the election of such other person or persons as the remaining members of the Board of Directors may recommend.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The Directors and executive officers of Veeco, as of March 31, 1999, are as follows:

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Edward H. Braun......................................          59   Director, Chairman, Chief Executive Officer and
                                                                    President (3)
Richard A. D'Amore...................................          45   Director (1) (2) (3)
Joel A. Elftmann.....................................          59   Director (1) (2)
Virgil Elings, Ph.D..................................          59   Director
Heinz K. Fridrich....................................          66   Director
John A. Gurley.......................................          43   Director
Dr. Paul R. Low......................................          66   Director (1) (2) (3)
Roger D. McDaniel....................................          60   Director
Irwin H. Pfister.....................................          54   Director
Walter J. Scherr.....................................          73   Director
Don R. Kania, Ph.D...................................          44   Chief Technology Officer
John P. Kiernan......................................          37   Vice President--Corporate Controller
Emmanuel N. Lakios...................................          37   President--Process Equipment
Robert P. Oates......................................          45   Vice President -- General Manager
                                                                    Industrial Measurement Group
John F. Rein, Jr.....................................          52   Vice President--Finance, Chief Financial Officer,
                                                                    Treasurer and Secretary
Joseph F. Rivlin.....................................          63   Executive Vice President--Worldwide Field Operations
Francis Steenbeke....................................          53   Vice President--International Sales and Marketing

------------------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Nominating Committee

    EDWARD H. BRAUN has been a Director, Chairman, Chief Executive Officer and President of Veeco since January 1990. Prior to 1990, Mr. Braun was employed as the Executive Vice President and Chief Operating Officer of Veeco Instruments Inc. (now Lambda Electronics, Inc.), the company from which Veeco acquired its business operations (the "Predecessor"). Mr. Braun joined the Predecessor in 1966 as a Regional Sales Manager/Sales Engineer and held numerous positions with the Predecessor, including Director of Marketing, Director of Operations, and General Manager. Mr. Braun is a member of the board of Semiconductor Equipment and Materials International, of which he was Chairman of the Board in 1993.

    RICHARD A. D'AMORE has been a Director of Veeco since January 1990. Mr. D'Amore has been a General Partner of North Bridge Venture Partners since 1992. In addition to Veeco, Mr. D'Amore is a director of Solectron Corporation and Xionics Document Technologies.

    JOEL A. ELFTMANN has been a Director of Veeco since May 1994. Mr. Elftmann has been the Chairman of the Board and President of FSI International ("FSI"), a manufacturer of semiconductor processing products, since 1983. From August 1983 through August 1989, and from May 1991 through the present, he also served as Chief Executive Officer of FSI.

    VIRGIL ELINGS, Ph.D. has been a Director of Veeco since May 1998. Dr. Elings co-founded Digital Instruments, Inc. ("Digital") in 1987 and has served as its President since that time. Previously, Dr. Elings was Professor of Physics at the University of California, Santa Barbara. Dr. Elings has a Ph.D. in Physics from Massachusetts Institute of Technology and a B.S. in Mechanical Engineering from Iowa State University.

    HEINZ K. FRIDRICH has been a Director of Veeco since May 1998. Mr. Fridrich is a courtesy professor in the Department of Industrial and Systems Engineering of the University of Florida. He joined the University of Florida in 1994 after 43 years with IBM. He began his career in Germany in 1950 and held a number of key management positions in Europe and the U.S. including Vice President and General Manager of IBM's largest development and manufacturing site for semiconductors and electronic packaging. In 1987, he was elected IBM Vice President responsible for worldwide manufacturing and quality until he retired in 1993. Mr. Fridrich graduated as a Diplom Ingenieur in Electrical Engineering in Germany and holds a Master of Science degree in Industrial Management from the Massachusetts Institute of Technology. He is a member of the German Society of Engineers and a Fellow of the Royal Academy of Engineering in the U.K. He is also a director of Central Hudson Gas & Electric Company in Poughkeepsie, New York and Solectron Corp. in Milpitas, California. Prior to his retirement he was a member of the National Research Council and the Industrial Advisory Board of the American Society of Mechanical Engineers.

    JOHN A. GURLEY has been a Director of the Company since May 1998. Mr. Gurley co-founded Digital in 1987 and has served as its Vice President since that time. Previously, he designed flight simulators for Link Flight Simulation. Mr. Gurley has an M.S. in Physics from the University of California, Santa Barbara.

    DR. PAUL R. LOW has been a Director of Veeco since May 1994. Dr. Low has been the President and Chief Executive Officer of PRL Associates, a technology consulting firm, since founding the firm in 1992. Previously, Dr. Low was Vice President-General Manager, Technology Products for IBM, Inc. from 1989 through 1992 and a member of IBM's Management Board from 1990 to 1992. Dr. Low is also a director of Applied Materials Corporation, Integrated Packaging Assembly Corp., Solectron Corporation, VLSI Technology and Xionics Document Technologies.

    ROGER D. MCDANIEL has been a Director of Veeco since May 1998. Mr. McDaniel is President, Chief Executive Officer and a director of Integrated Process Equipment Corp. (NASDAQ National Market: IPEC), a leading manufacturer of chemical-mechanical planarization (CMP) equipment for the semiconductor industry. IPEC is headquartered in San Jose, California with operations in Phoenix, Arizona; Portland, Oregon; and a subsidiary, IPEC Precision, a manufacturer of advanced wafer polishing and metrology equipment, located in Bethel, Connecticut. Through August 1996, Mr. McDaniel was Chief Executive Officer of MEMC Electronic Materials, Inc., the world's second-largest producer of silicon wafers. Mr. McDaniel is a member of the Board of Directors, and past Chairman of SEMI--an international industry association of more than 2,000 semiconductor material and equipment manufacturers located in Asia, Europe and the United States. He also is a member of the board of Fluoroware, Inc. and of Anatel. A member of the U.S. Korea Committee on Business Cooperation, which is sponsored by the U.S. Department of Commerce and the Korean Ministry of Trade, Industry and Energy, Mr. McDaniel also serves on the Advisory Board to St. Louis University's Institute of International Business.

    IRWIN H. PFISTER has been a Director of Veeco since May 1998. Mr. Pfister is Executive Vice President and corporate officer of Schlumberger Ltd. He is responsible for the management of the Test and Transactions Group, an international business segment serving the semiconductor, financial, telecom and retail petroleum industries. Mr. Pfister joined Schlumberger in May of 1986 and has held several management positions. From January of 1990 to June of 1997, Mr. Pfister was President of the Semiconductor Automated Test Equipment division.

    WALTER J. SCHERR has been a Director of Veeco since January 1990. Since December 1995, Mr. Scherr has been employed by Veeco as a consultant. From December 1993 through December 1995, he was

Executive Vice President of Veeco. From January 1990 through December 1993, he was the Chief Financial Officer of Veeco. Mr. Scherr joined the Predecessor in 1986 as the General Manager of the Predecessor's UPA Technology Division of the Predecessor's Instrument Group. Prior to joining the Predecessor, Mr. Scherr was the principal and founder of Visual Sciences, Inc./Panafax (the first publicly traded facsimile company); prior to that, he held a variety of other financial and operating management positions with Litton Industries and Sperry Gyroscope Co.

    DON R. KANIA, Ph.D. has been Chief Technology Officer of Veeco since January 1998. Starting in 1993, Dr. Kania was a senior manager at Lawrence Livermore Laboratory where he directed the Advanced Microtechnology Program in the development of advanced sensors for data storage, extreme ultraviolet lithography for semiconductor manufacturing and several other leading-edge technologies. From 1991 to 1993, Dr. Kania was Research Director at Crystallume, a thin film diamond company. Dr. Kania's other experience includes nine years of research experience at the Department of Energy's Los Alamos and Livermore Laboratories.

    JOHN P. KIERNAN has been Vice President-Corporate Controller of Veeco since November 1998. From February 1995 to November 1998, Mr. Kiernan was Corporate Controller of Veeco. Prior to joining Veeco, Mr. Kiernan was an Audit Senior Manager at Ernst & Young LLP from October 1991 through January 1995 and held various audit staff positions with Ernst & Young LLP from June 1984 through September 1991.

    EMMANUEL N. LAKIOS has been President-Process Equipment since February 1998. From June 1997 to February 1998, Mr. Lakios was Executive Vice President of Worldwide Field Operations. From June 1991 to June 1997, Mr. Lakios was Vice President and General Manager of Process Equipment. Prior to 1991, Mr. Lakios was employed in various other positions within Veeco. Mr. Lakios joined the Predecessor in June 1984 as an engineer and held positions of Program Manager, Product Marketing Manager and Director of Engineering.

    ROBERT P. OATES has been Vice President-General Manager, Industrial Measurement Group since March 1995. From September 1994 until March 1995, Mr. Oates was Vice President and General Manager-XRF Thickness Measurement Systems of Veeco, and he was Vice President and Treasurer of Veeco from January 1993 through September 1994. From January 1990 through December 1992, he was Assistant Treasurer of Veeco. Mr. Oates was employed by the Predecessor from 1976 to 1990, where he held a variety of financial positions.

    JOHN F. REIN, JR. has been Vice President-Finance and Chief Financial Officer of Veeco since December 1993, and became Treasurer and Secretary of Veeco in October 1994. Prior to joining Veeco, Mr. Rein served for eight years as Vice President-Controller for Axsys Technologies, Inc. From 1979 to 1986, Mr. Rein was Treasurer of Industrial General Corporation; prior to that, he was on the audit staff of Ernst & Young LLP.

    JOSEPH E. RIVLIN has been Executive Vice President-Worldwide Field Operations since July 1998. Prior to joining Veeco, Mr. Rivlin was Vice President of Sales at Electro-Scientific Industries since 1994. From 1986 to 1994, he served as President and CEO of XRL, Inc., a semiconductor equipment supplier.

    FRANCIS STEENBEKE has been Vice President-International Sales and Marketing of Veeco since January 1990. Mr. Steenbeke joined the Predecessor in 1968 as a sales engineer and held a variety of general management and sales positions with the Predecessor until January 1990.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

    The Board of Directors of Veeco has established an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee reviews the scope and results of the audit and other services provided by Veeco's independent auditors. The Compensation Committee sets the compensation levels of senior management and administers the Employees' Plan and the Veeco Instruments Inc.

Employees Stock Purchase Plan. All members of the Compensation Committee are (x) "Non-Employee Directors," within the meaning of Rule 16b-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and (y) "outside directors" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and any applicable regulations. The Nominating Committee searches for persons qualified to serve on the Board of Directors and makes recommendations to the Board of Directors with respect thereto. The Nominating Committee will consider nominees recommended by Stockholders. No formal procedures are required to be followed by Stockholders in submitting such recommendations. The Audit and Compensation Committees each currently consists of Richard A. D'Amore, Paul R. Low and Joel A. Elftmann. The Nominating Committee currently consists of Edward H. Braun, Richard A. D'Amore and Paul R. Low. During the fiscal year ended December 31, 1998, the Compensation Committee and the Nominating Committee each met once and the Audit Committee met twice.

    During the fiscal year ended December 31, 1998, Veeco's Board of Directors held five meetings (including regularly scheduled and special meetings). All of the current Directors attended at least 75% of the meetings of the Board of Directors and of the Board of Directors committees of which they were members during the fiscal year ended December 31, 1998.

    Class I Directors hold office until the 2001 Annual Meeting of Stockholders, Class II Directors hold office until the 2002 Annual Meeting of Stockholders and Class III Directors hold office until the 2000 Annual Meeting of Stockholders. Executive officers are appointed by the Board of Directors and hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors.

                                  COMPENSATION

EXECUTIVE COMPENSATION--ANNUAL COMPENSATION

    The following table sets forth a summary of annual and long-term compensation awarded to, earned by, or paid to the Chief Executive Officer of Veeco and each of the four most highly compensated executive officers (as defined in Rule 3b-7 promulgated under the Securities Exchange Act) of Veeco (other than the Chief Executive Officer) whose total annual salary and bonus for the year ended December 31, 1998 was in excess of $100,000 (collectively, the "Named Officers"):

                                                                                         LONG TERM
                                                                                       COMPENSATION
                                                      ANNUAL COMPENSATION                 AWARDS
                                          -------------------------------------------   SECURITIES
                                                                      OTHER ANNUAL      UNDERLYING       ALL OTHER
                                 YEAR      SALARY(1)    BONUS(2)     COMPENSATION(3)    OPTIONS(#)     COMPENSATION
                               ---------  -----------  -----------  -----------------  -------------  ---------------

Edward H. Braun..............  1998 1997   $ 344,875    $  50,000       $  10,200          100,000       $   3,434(4)(5)
Chairman, Chief Executive           1996     315,131      185,000          10,200           60,000           2,352(4)(5)
Officer and President                        288,950       55,000          10,200           12,000           1,800(4)

David S. Perloff (10)........  1998 1997     225,000       80,000              --           20,000           1,632(4)(5)(9)
President--Metrology                1996      38,942       30,000              --           90,000              --
                                                  --           --              --               --              --

Emanuel N. Lakios............  1998 1997     200,000       20,000           8,400           20,000           3,221(4)(5)(6)
President--Process Equipment        1996     185,539      120,000           8,400           32,000           1,605(4)(5)(6)
                                             143,720      242,033           8,400           12,000           2,094(4)(5)(6)

John F. Rein, Jr.............  1998 1997     200,000       30,000           8,400           40,000           3,685(4)(5)(6)
Vice President--Finance,            1996     175,480       80,000           8,400           42,000           2,847(4)(5)(6)
Chief Financial Officer,                     151,186       30,000           8,400           10,000           2,259(4)(5)(6)
Treasurer and Secretary

Francis Steenbeke (7)........  1998 1997     169,894       25,000          22,200(8)        10,000              --
Vice President--International       1996     147,570       40,000          44,400(8)        10,000              --
Sales and Marketing                          142,910       40,000          44,400(8)         8,000              --

------------------------------
(1) Amounts shown include the dollar value of base salary (cash and non-cash) earned and received by the Named Officers.

(2) Bonuses listed for 1998 include bonuses for the year ended December 31, 1998, all or part of which were paid in March 1999. Bonuses listed for 1997 include bonuses for the year ended December 31, 1997, all or part of which were paid in March 1998. Bonuses listed for 1996 include bonuses for the year ended December 31, 1996, all or part of which were paid in February 1997.

(3) Unless otherwise described in other notes to this table, reflects reimbursement for automobile-related expenses. Does not include any discount a Named Officer received on the purchase of Common Stock from Veeco under the Employees' Stock Purchase Plan since full-time employees generally are eligible to participate in such plan.

(4) Reflects payments by Veeco of premiums for group term life insurance.

(5) Reflects contributions by Veeco to Veeco's 401(k) Plan.

(6) Reflects payments by Veeco of premiums for supplemental long-term disability insurance.

(7) Certain components of Mr. Steenbeke's compensation have been paid in French Francs. In 1998, Mr. Steenbeke was paid 1,001,013 French Francs in salary. In 1997, Mr. Steenbeke was paid 859,740 French Francs in salary. In 1996, Mr. Steenbeke was paid 813,156 French Francs in salary and 227,600 French Francs in bonus.

(8) For 1998, includes a $4,200 car allowance and an $18,000 housing allowance paid to Mr. Steenbeke. For 1997 and 1996, includes an $8,400 car allowance and a $36,000 housing allowance paid to Mr. Steenbeke. The allowances were provided because Mr. Steenbeke was required to perform services for Veeco in the United States for six months during 1998 and for the entire year in 1997 and 1996.

(9) Reflects payments by Veeco of premiums for short-term disability insurance.

(10) Effective January 1, 1999 Mr. Perloff became Vice President--Business Development.

    The following table sets forth certain information concerning individual grants of stock options made during 1998 to the Named Officers. Also reported are potential realizable values of each such stock option at assumed annual rates of stock price appreciation for the term of the option representing the product of (a) the difference between: (i) the product of the closing price per share of Common Stock as reported by the Nasdaq National Market ("NASDAQ") on the date of the grant ($22.9375 on June 15, 1998) and the sum of one plus the adjusted stock price appreciation rate (5% and 10%) compounded annually over the term of the option (10 years) and (ii) the exercise price of the option ($24.00); and (b) the number of shares of Common Stock underlying the option grant at December 31, 1998.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                              ----------------------------                    VALUE AT ASSUMED
                                 NUMBER OF      % OF TOTAL                                 ANNUAL RATES OF STOCK
                                SECURITIES     OPTIONS/SARS    EXERCISE OR                 PRICE APPRECIATION FOR
                                UNDERLYING      GRANTED TO     BASE PRICE                     OPTION TERMS ($)
                               OPTIONS/SARS    EMPLOYEES IN        PER      EXPIRATION   --------------------------
NAME                            GRANTED(1)      FISCAL YEAR    SHARE($)(2)    DATE(3)         5%           10%
-----------------------------  -------------  ---------------  -----------  -----------  ------------  ------------
Edward H. Braun..............      100,000           10.12%     $   24.00     6/14/2008  $  1,509,347  $  3,824,982
David S. Perloff.............       20,000            2.02%     $   24.00     6/14/2008  $    301,869  $    764,996
Emmanuel N. Lakios...........       20,000            2.02%     $   24.00     6/14/2008  $    301,869  $    764,996
John F. Rein, Jr.............       40,000            4.05%     $   24.00     6/14/2008  $    603,739  $  1,529,993
Francis Steenbeke............       10,000            1.01%     $   24.00     6/14/2008  $    150,935  $    382,498

------------------------

(1) On June 15, 1998, pursuant to the Employees' Plan, options to acquire an aggregate of 190,000 shares of Common Stock were granted to certain Named Officers of Veeco. The options granted to the Named Officers become exercisable as follows: (i) for one-third of the shares covered thereby, on the first anniversary of the grant date; (ii) for an additional one-third of the shares covered thereby, on the second anniversary of the grant date; and
    (iii) for the remaining shares covered thereby, on the third anniversary of the grant date. See "Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan."

(2) Represents the closing price per share of Common Stock as reported by NASDAQ on the last date preceding the date of grant on which a sale was reported. See "Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan."

(3) Options may terminate at an earlier date upon the occurrence of certain events. See "Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan."

    The following table sets forth certain information concerning the number of shares of Common Stock acquired upon the exercise of options by the Named Officers during 1998 and the value realized upon such exercises determined by calculating the positive spread between the exercise price of the options exercised and the closing price of the Common Stock on the date of exercise. Also reported are the number of options to purchase Common Stock held by the Named Officers as of December 31, 1998 and values for "in-the-money" options that represent the positive spread between the exercise price of the outstanding options ($13.375 to $31.00) and the closing price ($53.125) of the Common Stock on December 31, 1998 as reported by NASDAQ.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                                          VALUE OF UNEXERCISED
                                 NUMBER OF                   NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS
                                SECURITIES                 OPTIONS AT FISCAL YEAR-END      AT FISCAL YEAR-END
                                 ACQUIRED       VALUE      --------------------------  ---------------------------
NAME                            ON EXERCISE    REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------------------  -----------  ------------  -----------  -------------  ------------  -------------
Edward H. Braun...............      33,000   $    649,250      19,999        144,001   $    483,307   $ 4,033,693
David S. Perloff..............      --            --           13,333         96,667   $    349,991   $ 2,595,009
Emmanuel N. Lakios............      19,666   $    345,007       6,667         45,334   $    147,525   $ 1,258,015
John F. Rein, Jr..............      37,500   $  1,191,625      33,166         71,334   $  1,088,599   $ 1,962,276
Francis Steenbeke.............      10,999   $    185,526          --         19,334   $          0   $   582,606

DIRECTOR COMPENSATION

    Directors, other than those who are employees of Veeco, receive a per meeting fee of $2,000 for attendance at Board of Directors and committee meetings. Pursuant to the Directors' Plan, each non-employee Director who meets the eligibility criteria for such plan receives an annual grant of 7,000 options. In 1998, Richard A. D'Amore, Joel A. Elftmann, Heinz K. Fridrich, Dr. Paul R. Low, Roger D. McDaniel and Irwin H. Pfister each received grants of 7,000 options. Mr. Braun, the Chairman, Chief Executive Officer and President of Veeco, receives no compensation for his service as a Director.

    Veeco is party to an agreement with Walter J. Scherr, a Director of Veeco, pursuant to which he is employed as a consultant to Veeco with respect to acquisitions and new business opportunities, as well as other matters. During 1998, Mr. Scherr received $67,500 pursuant to such consulting arrangement. On June 15, 1998, Mr. Scherr also received options to purchase 7,000 shares of Common Stock at an exercise price of $24.00 per share pursuant to Employees' Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Veeco's Compensation Committee is comprised of Messrs. D'Amore, Elftmann and Low.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

    The Compensation Committee of the Board of Directors is comprised of three outside, non-employee directors. The Committee reviews and approves all of Veeco's executive compensation programs. The Compensation program is based on the following principles:

    a. Executive officers' compensation should be tied to annual performance goals that maximize Stockholder value.

    b. Veeco emphasizes variable incentive compensation in order to ensure continuously improving corporate performance and to align the interests of executive officers with those of the Stockholders.

    c. Compensation must be competitive in order to attract, motivate and retain the management talent needed to achieve Veeco's business objectives.

    In determining competitive levels, the committee reviews information of comparative companies from both independent survey data and public company filings.

COMPONENTS OF COMPENSATION

    Veeco's executive compensation program consists of three principal elements:

    a. Base Salary--Base salaries have been set within salary ranges based on a compensation report published by Radford Associates and a study performed by Ernst & Young LLP on comparable size and type manufacturing companies. Individual salary increases are based on the officer's contribution to Veeco and the relationship of current pay to the current value of the job.

    b. Annual Incentive Awards--Annual incentive awards are based on performance against objectives in the calendar year and are ordinarily payable in the first quarter of the succeeding year. Incentive awards for executive officers are a percentage of base salary. The percentage can range to up to 80% of base salary for the chief executive officer and up to 60% of base salary for the other executive officers for achievement of 110% of business plan objectives. In exceptional circumstances, when Veeco or a business unit exceeds 110% of planned objectives, the Compensation Committee may selectively make incentive awards at a higher level. Annual incentive awards are based on selected financial criteria tied to the annual business plan. In 1998, this plan was objectively based on operating income criteria and subjectively on the ability of executive management to strategically position Veeco for growth.

    c. Stock Option Grants--Stock option grants are awarded as a recognition of exceptional current performance and an expectation of continued high quality contribution to enhancing Stockholder value. The committee believes that stock options encourage officers to relate their long-term economic interests to those of other Stockholders. Stock options are granted at fair market value on the date of grant and vest over three years. The options have an exercise period of ten years from the date of grant.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    The compensation of Veeco's Chief Executive Officer, Edward H. Braun, is determined by the Compensation Committee in accordance with the policies described above relating to all executive officers' compensation. In particular, the Compensation Committee established Mr. Braun's base salary after an evaluation of his personal performance and the committee's objective to have his base salary comparable with salaries being paid to similarly situated chief executive officers. Mr. Braun received a bonus of $50,000 in 1998. Mr. Braun's bonus was based upon the financial performance of Veeco compared to that of Veeco's peer companies, as well as the strategic initiatives accomplished during the year, including the merger with Digital Instruments, Inc.

POLICY ON DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the Code limits to $1,000,000 per year Veeco's tax deduction for compensation paid to each of the Named Officers, unless certain requirements are met. The Compensation Committee believes it unlikely in the short term that such limitation will affect Veeco. The Compensation Committee's present intention is to structure executive compensation so that it will be fully deductible, while maintaining flexibility to take actions which it deems to be in the best interest of Veeco and the Stockholders but which may result in Veeco paying certain items of compensation that may not be fully deductible.

                    Submitted by the Compensation Committee:

                               Richard A. D'Amore
                                  Paul R. Low
                                Joel A. Elftmann

                            CUMULATIVE TOTAL RETURN
                  OF VEECO, PEER GROUP AND NASDAQ MARKET INDEX
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                               11/29/94     12/94      3/95       6/95       9/95       12/95      3/96       6/96       9/96
VEECO INSTRUMENTS INC.            100.00      92.57     128.00     153.14     240.00     132.57     137.14     129.14     132.57
PEER GROUP INDEX                  100.00      86.57     111.34     158.69     176.75     130.26     111.32      97.54      92.64
NASDAQ MARKET INDEX               100.00     100.09     103.04     112.73     125.61     124.60     130.35     140.01     143.87

                                 12/96      3/97       6/97       9/97       12/97      3/98       6/98       9/98       12/98

VEECO INSTRUMENTS INC.            201.14     268.57     354.29     577.71     201.14     340.00     227.43     288.00     485.71

PEER GROUP INDEX                  120.24     145.07     205.58     279.00     170.52     193.58     158.48     130.50     221.79

NASDAQ MARKET INDEX               150.64     142.98     169.15     197.22     184.79     216.57     222.16     200.23     260.29


                     ASSUMES $100 INVESTED ON NOV. 29, 1994
                          ASSUMES DIVIDENDS REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1998

   QUARTERLY         VEECO
    PERIOD        INSTRUMENTS                   NASDAQ
    ENDING           INC.       PEER GROUP   MARKET INDEX
---------------  -------------  -----------  -------------
11/29/94.....         100.00        100.00        100.00
12/31/94.....          92.57         86.68        100.09
3/31/95......         128.00        112.90        103.04
6/30/95......         153.14        160.56        112.73
9/30/95......         240.00        178.42        125.61
12/31/95.....         132.57        129.09        124.60
3/31/96......         137.14        109.50        130.35
6/30/96......         129.14         96.85        140.01
9/30/96......         132.57         92.02        143.87
12/31/96.....         201.14        120.29        150.64
3/31/97......         268.57        145.07        142.48
6/30/97......         354.29        205.58        169.15
9/30/97......         577.71        279.00        197.22
12/31/97.....         201.14        170.52        184.79
3/31/98......         340.00        193.58        216.57
6/30/98......         227.43        158.48        222.16
9/30/98......         288.00        130.50        200.23
12/31/98.....         485.71        221.79        260.29

    Information is presented beginning with November 29, 1994, the date on which the Common Stock was registered under Section 12 of the Exchange Act, and assumes $100 invested on November 29, 1994 and reinvestment of dividends, if any.

    The peer group chosen by Veeco consists of the following corporations:
Applied Materials, Inc., FSI International, Inc., KLA-Tencor Corporation, LAM Research Corp., Mattson Technology, Inc., Novellus Systems, Inc., Silicon Valley Group, Inc. and Ultratech Stepper, Inc.

                            PROPOSAL 2--AMENDMENT TO
                THE VEECO INSTRUMENTS INC. AMENDED AND RESTATED
                       1992 EMPLOYEES' STOCK OPTION PLAN

    The Board of Directors has determined that it would be in the best interests of Veeco to amend the Employees' Plan to provide that the number of shares of Common Stock for which stock options (the "Stock Options") may be granted pursuant to such plan be increased from 2,126,787 shares to 2,826,787 shares. Pursuant to the Employees' Plan, no employee may be granted Stock Options to purchase more than 100,000 shares, in the aggregate, of stock in any calendar year. As of March 31, 1999, Stock Options to purchase 1,487,921 shares, in the aggregate, granted pursuant to such plan were outstanding, and Stock Options to purchase 116,706 shares remained available for future grant thereunder. The proposed amendment would make 700,000 additional shares available for issuance upon exercise of Stock Options granted under the Employees' Plan. The Board of Directors believes that an increase in the number of Stock Options available for grant pursuant to the Employees' Plan is necessary in order to provide Veeco with an effective incentive to attract and retain key employees.

    Section 1.6 of the By-Laws of Veeco provides that corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of the stockholders. Therefore, the approval of the amendment to the Employees' Plan requires the affirmative vote of a majority of the votes cast at the Meeting.

    THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT TO THE EMPLOYEES' PLAN IS IN THE BEST INTERESTS OF VEECO AND THE STOCKHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE EMPLOYEES' PLAN AS DESCRIBED ABOVE AT THE MEETING AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY AND NOT DESIGNATED AS BROKER NON-VOTES WILL BE SO VOTED. IN THE EVENT THAT PROPOSAL 2 IS NOT APPROVED BY THE STOCKHOLDERS AT THE MEETING, THE EMPLOYEES' PLAN IN EFFECT AS OF THE DATE HEREOF WILL REMAIN IN FULL FORCE AND EFFECT.

VEECO INSTRUMENTS INC. AMENDED AND RESTATED 1992 EMPLOYEES' STOCK OPTION PLAN

    The following is a summary description of the Employees' Plan in effect as of the date hereof. The Employees' Plan was adopted and approved by the Board of Directors and the Stockholders in 1992, and became effective on April 15,1992 (the "Effective Date"). The first amendment and restatement of the Employees' Plan was approved and adopted by the Board of Directors and the Stockholders on October 15, 1994. The Employees' Plan was restated in January 1995, further amended and restated in June 1995 and May 1996, and further amended in May 1997, July 1997 and May 1998.

    The principal features of the Employees' Plan (as in effect as of the date hereof) are summarized below:

    The Employees' Plan provides for the granting of Stock Options to purchase shares of Common Stock to certain key employees (each an "Optionee") of Veeco and its subsidiaries, as such term is defined in Section 425 of the Code. The total number of shares of Common Stock for which Stock Options may be granted under the Employees' Plan may not exceed, in the aggregate, 2,126,787 shares, and no employee may be granted Stock Options to purchase more than 100,000 shares, in the aggregate, in any calendar year. (If Proposal 2 is adopted by the Stockholders at the Meeting, then the Employees' Plan will be amended to increase the number of shares of Common Stock for which Stock Options may be granted to 2,826,787.

    The Employees' Plan is intended to provide an incentive to certain key employees and its subsidiaries in order to encourage them to remain in the employ of Veeco or any subsidiary and contribute to Veeco's success by granting them Stock Options.

    The Compensation Committee, in its sole discretion, at any time prior to April 15, 2002, may authorize the granting of Stock Options to such of the officers, managerial or supervisory personnel and other key employees of Veeco and its subsidiaries as it may select (approximately 236 employees as of December 31, 1998), and in such amounts as it shall designate, subject to the provisions of the Employees' Plan.

    Each Stock Option granted to an Optionee is evidenced by a written agreement (a "Stock Option Agreement") containing such provisions as approved by the Compensation Committee not inconsistent with the Employees' Plan and which need not be identical in respect of each Optionee. Stock Options granted under the Employees' Plan will have the following terms:

    (a) EXERCISE PRICE. The exercise price (the "Exercise Price") of a Stock Option equals the Fair Market Value (as defined below) per share of the Common Stock covered by the Stock Option at the time that the Stock Option is granted. "Fair Market Value" per share of Common Stock as of a particular date means, unless otherwise determined by the Compensation Committee, the closing price per share of the Common Stock as reported by NASDAQ for the last preceding date on which a sale was reported. The closing price per share of the Common Stock on April 6, 1999 as reported by NASDAQ was $39.625 per share.

    (b) TERM. No Stock Option may be exercised later than ten years from the date such Stock Option was granted and a Stock Option may terminate at an earlier date, as described below. No Stock Option may be transferred by an Optionee other than by will or the laws of descent and distribution. During the lifetime of an Optionee, the Stock Option is exercisable only by such Optionee or, in the case of disability, by such Optionee's personal representative.

    (c) VESTING. Unless otherwise provided in any Stock Option Agreement, Stock Options granted pursuant to the Employees' Plan become exercisable as follows:

        (1) with respect to one-third of the shares of the Common Stock covered by the Stock Option, on the first anniversary date of the grant of such Stock Option;

        (2) with respect to an additional one-third of the shares of the Common Stock covered by the Stock Option, on the second anniversary date of the grant of such Stock Option; and

        (3) with respect to the remaining one-third of the shares of the Common Stock covered by the Stock Option, on the third anniversary date of the grant of such Stock Option.

           For purposes of the Employees' Plan and this Proxy Statement, the term "Vested Options" means, with respect to any particular Optionee, those Stock Options which have become exercisable; and vested shares shall mean, with respect to any particular Optionee, those shares of the Common Stock subject to one or more Vested Options.

    (d) TERMINATION OF EMPLOYMENT. In the event (i) of a termination by Veeco of an Optionee's employment (other than for Cause, as defined in the applicable Stock Option Agreement), (ii) an Optionee voluntarily leaves the employ of Veeco or (iii) an Optionee dies or becomes disabled (as defined in the Employees' Plan) while the Optionee is employed by Veeco, such Optionee, his estate or his legal guardian, as the case may be, will be entitled to exercise the Optionee's Vested Options for a period of 90 days following the date of such termination, voluntary departure, death or disability. In the event that an Optionee's employment with Veeco is terminated by Veeco for Cause (as defined in the applicable Stock Option Agreement), such Optionee's right to exercise Vested Options will immediately terminate and all of such Optionee's Stock Options, whether or not vested, will be rendered null, void and unexercisable. Upon the occurrence of any of the termination events set forth above, non-Vested Options will terminate and be rendered null, void and unexercisable. Non-Vested Options which are so terminated may be reissued by Veeco pursuant to the Employees' Plan.

    The aggregate purchase price for the Common Stock to be issued upon the exercise of any Vested Options must be paid in full on the date of purchase. Payment may be made either in cash or in such other consideration as the Compensation Committee deems appropriate, including, but not limited to, Common Stock already owned by the Optionee or Common Stock to be acquired by the Optionee upon the exercise of Vested Options having a total fair market value, as determined by the Compensation Committee, equal to the aggregate purchase price, or a combination of cash and Common Stock having a total fair market value as so determined, equal to the aggregate purchase price.

    The total number of shares of Common Stock which may be issued under the Employees' Plan, the number of shares of Common Stock which may be purchased upon the exercise of Stock Options and the Exercise Price of such Stock Options will be adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from the payment of a Common Stock dividend on the Common Stock, a subdivision or combination of shares of the Common Stock or a reclassification of the Common Stock and in the event of a consolidation or a merger in which Veeco is the surviving corporation. After any merger of one or more corporations into Veeco in which Veeco is the surviving corporation, or after any consolidation of Veeco and one or more other corporations, each Optionee will be entitled, at no additional cost, upon any exercise of his Stock Options, to receive (subject to any required action by the Stockholders), in lieu of the number of shares as to which such Stock Options will then be so exercised, the number and class of shares of Common Stock or other securities to which such Optionee would have been entitled pursuant to the terms of the applicable agreement of merger or consolidation if at the time of such merger or consolidation such Optionee had been a holder of record of a number of shares of Common Stock equal to the number of shares to which such Optionee's Stock Options may have then been so exercised. Comparable rights will accrue to each Optionee in the event of successive mergers or consolidation of the character described above.

    In the event of any sale of all or substantially all of the assets of Veeco, or any merger of Veeco into another corporation, or any dissolution or liquidation of Veeco or, in the discretion of the Board of Directors, any consolidation or other reorganization in which it is impossible or impracticable to continue in effect any Stock Options, all Stock Options granted under the Employees' Plan and not previously exercised will become exercisable by Optionees who are at such time in the employ of Veeco, commencing ten days before the scheduled closing of such event, and will terminate unless exercised at least one business day before the scheduled closing of such event; provided, however, that the Board of Directors may, in its discretion, require instead that all Stock Options granted under the Employees' Plan and not previously exercised be assumed by such other corporation on the basis provided in the preceding paragraph.

    Stock Options granted under the Employees' Plan are intended to be "nonqualified stock options" that will not be governed by the special tax treatment applicable to "incentive stock options" described in Sections 421 and 422 of the Code. The following is a summary description of the Federal income tax consequences of the Employees' Plan.

    The grant of a Stock Option under the Employees' Plan is not taxable to the Optionee at the time of grant. Upon the exercise of a Stock Option,

     1. the Optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the Common Stock acquired on the date of exercise over the Exercise Price;

     2. Veeco will be entitled to a deduction at the same time and in the same amount as the Optionee recognizes income; and

     3. upon a sale of the Common Stock so acquired, the Optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the tax basis of the Common Stock sold.

    If payment of the Exercise Price is made entirely in cash, the tax basis of the Common Stock will be equal to its fair market value on the date of exercise, but not less than the Exercise Price, and the holding period will begin on the day after the date of exercise. If, with the consent of the Compensation

Committee, the Optionee uses previously owned Common Stock to pay all or part of the Exercise Price, the transaction will not be considered to be a taxable disposition of the previously owned Common Stock. The Optionee's tax basis and holding period of the previously owned Common Stock will be carried over to the equivalent number of shares of Common Stock received on exercise. The tax basis of the additional shares of Common Stock received upon exercise will be the fair market value of the Common Stock on the date of exercise, but not less than the amount of cash used in payment, and the holding period for such additional shares of Common Stock will begin on the day after the date of exercise.

    Veeco does not impose restrictions on the resale of shares of the Common Stock obtained pursuant to the Employees' Plan; however, certain Optionees may be subject to restrictions on resale imposed by federal or state securities laws or by contract.

    The Employees' Plan is administered by the Compensation Committee. The Board of Directors may at any time terminate, amend or modify the Employees' Plan; provided, however, that no such action of the Board of Directors, without the approval of the Stockholders, may (i) effectuate any change for which stockholder approval is required to qualify under Rule 16(b)-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (ii) subject to certain exceptions, effectuate any change inconsistent with the qualifications of Stock Options as "performance based" under Section 162(m) of the Code; and provided, further, that no amendment, modification or termination of the Employees' Plan may in any way affect any Stock Option theretofore granted under the Employees' Plan without the consent of the then holder of the Stock Option.

    THE FULL TEXT OF THE PROPOSED RESOLUTION AMENDING THE EMPLOYEES' PLAN IS ATTACHED HERETO AS EXHIBIT A.

    Future grants of Stock Options under the Employees' Plan are not currently determinable. The table below, however, sets forth the Stock Options granted under the Employees' Plan to the Named Officers and groups indicated during 1998 and a value of such Stock Options (all of which are currently unexercisable).

                                                                                     DOLLAR VALUE      NUMBER OF
NAME & POSITION                                                                           (1)        STOCK OPTIONS
----------------------------------------------------------------------------------  ---------------  -------------
Edward H. Braun...................................................................
  Chairman, Chief Executive Officer and President                                    $   2,912,500       100,000
David S. Perloff..................................................................
  Vice President--Business Development                                                     582,500        20,000
Emmanuel N. Lakios................................................................
  President--Process Equipment                                                             582,500        20,000
John F. Rein, Jr..................................................................
  Vice President--Finance, Chief Financial Officer, Treasurer and Secretary              1,165,000        40,000
Francis Steenbeke.................................................................
  Vice President--International Sales and Marketing                                        291,250        10,000
Executive Group...................................................................       2,470,938        85,000
Non-Executive Director Group......................................................         203,875         7,000
Non-Executive Officer Employee Group..............................................      20,355,813       706,000

------------------------

(1) Represents the positive spread between the exercise price ($21.625-$47.4375) of such Stock Options and the closing price ($53.125) of the Common Stock on December 31, 1998, as reported by NASDAQ.

                      PROPOSAL 3--AMENDMENT TO THE AMENDED
                      AND RESTATED VEECO INSTRUMENTS INC.
                  1994 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

    The Board of Directors has determined that it would be in the best interests of Veeco to amend the Directors' Plan to provide that the number of shares of Common Stock for which Stock Options may be granted be increased from 115,000 shares to 215,000 shares. As of March 31, 1999, Stock Options to purchase 99,997 shares, in the aggregate, had been granted pursuant to such plan, and Stock Options to purchase 15,003 shares remained available for grant thereunder. The proposed amendment would make 100,000 additional shares available for issuance upon exercise of Stock Options granted under the Directors' Plan. The Board of Directors believes that an increase in the number of Stock Options available for grant pursuant to the Directors' Plan is necessary in order to provide Veeco with an effective method to attract, retain and compensate qualified non-employee directors and increase such directors' proprietary and vested interest in Veeco.

    Section 7.1 of the Directors' Plan as in effect on the date hereof provides that an amendment to such plan which increases the number of shares of Common Stock for which Stock Options may be granted shall be authorized by a majority of the shares of capital stock of Veeco outstanding and entitled to vote at a meeting of the stockholders. Therefore, the approval of the amendment to the Directors' Plan requires the affirmative vote of a majority of the shares of Common Stock outstanding.

    THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT TO THE DIRECTORS' PLAN IS IN THE BEST INTERESTS OF VEECO AND THE STOCKHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE DIRECTORS' PLAN AS DESCRIBED ABOVE AT THE MEETING AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY AND NOT DESIGNATED AS BROKER NON-VOTES WILL BE SO VOTED. IN THE EVENT THAT PROPOSAL 3 IS NOT APPROVED BY THE STOCKHOLDERS AT THE MEETING, THE DIRECTORS' PLAN IN EFFECT AS OF THE DATE HEREOF WILL REMAIN IN FULL FORCE AND EFFECT.

AMENDED AND RESTATED VEECO INSTRUMENTS INC. 1994 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS.

    The following is a summary description of the Directors' Plan in effect as of the date hereof. The Directors' Plan was adopted by the Board of Directors and the Stockholders in October 1994, and became effective on October 13, 1994. The Directors' Plan was restated in January 1995 and was further amended in May 1996 and May 1997.

    The principal features of the Directors' Plan (as in effect as of the date hereof) are summarized below:

    The Directors' Plan provides for the grants of stock options to purchase shares of Common Stock to each member of the Board of Directors of Veeco who is not an employee of Veeco and who has not, within the immediately preceding year, received any award of stock, stock options or stock appreciation rights under any plan (other than certain plans providing for automatic awards) of Veeco providing for such awards (such eligible directors being referred to herein as the "Non-Employee Directors"). The total number of shares of Common Stock for which Stock Options may be granted under the Directors' Plan may not exceed, in the aggregate, 115,000 shares. (If Proposal 3 is adopted by the Stockholders at the Meeting then the Directors' Plan will be amended to increase the number of shares of Common Stock for which Stock Options may be granted to 215,000).

    The purpose of the Directors' Plan is to increase the proprietary and vested interest of the Non-Employee Directors in the growth and performance of Veeco by granting them Stock Options. The Board of Directors believes that an increase in the number of Stock Options granted to the Non-Employee Directors on an annual basis is necessary to retain high-quality outside directors. As of the date hereof, there are 6 Non-Employee Directors, and if each of the nominees for Director of Veeco set forth in Proposal 1 is elected by the Stockholders at the Meeting, there will continue to be 6 Non-Employee Directors.

    Any individual who is elected or appointed to the office of Director as a Non-Employee Director after the date of the adoption of the Directors' Plan will receive a Stock Option to purchase 7,000 shares of Common Stock as of the date of the meeting of the Board of Directors which such individual attends in such capacity. In addition, each Non-Employee Director will receive a Stock Option to Purchase 7,000 shares of Common Stock as of the date of each annual meeting of Stockholders subsequent to such Non-Employee Director's election which occurs during such Non-Employee Director's term of office.

    Stock Options will be granted only pursuant to an Option Agreement, which shall be executed by the optionee and an authorized officer of Veeco and which shall contain such terms and conditions as the Board of Directors shall determine, consistent with the Directors' Plan.

    The Stock Options granted under the Directors' Plan have the following terms and conditions:

        (a) EXERCISE PRICE. The exercise price for the shares of Common Stock subject to a Stock Option equals one hundred (100%) of the Fair Market Value of a share as of the date the Stock Option is granted. "Fair Market Value" shall mean the closing price per share as reported on NASDAQ for the last preceding date on which a sale was reported. The price per share of Common Stock on April 6, 1999 as reported by NASDAQ was $39.625 per share.

        (b) VESTING. Each Stock Option granted pursuant to the Directors' Plan is fully vested and exercisable immediately upon the grant of such Stock Option.

        (c) TERM. The term of a Stock Option is ten years from the date that it is granted.

        (d) TERMINATION OF SERVICE AS NON-EMPLOYEE DIRECTOR. If an optionee ceases to be a Non-Employee Director for any reason (including his death or disability) then all outstanding Stock Options held by such optionee will remain exercisable by such optionee (or in the case of death or disability, such optionee's estate or legal guardian, as the case may be) for the lesser of 90 days following such event and the remaining term of such Stock Option. Thereafter, such Stock Options will terminate.

    No Stock Option granted under the Directors' Plan is transferable by the optionee to whom granted otherwise than by will or the laws of descent and distribution, and a Stock Option may be exercised during the lifetime of such optionee only by the optionee or his guardian or legal representative. The terms of such Stock Option must be binding upon the beneficiaries, executors, administrators, heirs and successors of the optionee.

    The purchase price for any shares of Common Stock purchased pursuant to the exercise of a Stock Option must be paid in full upon such exercise in cash, by check or, at the discretion of the Board of Directors and upon such terms and conditions as the Board of Directors will approve, by transferring previously owned shares to Veeco, having shares withheld or exercising pursuant to a "cashless exercise" procedure, or any combination thereof.

    In the event that shares of Common Stock are hereinafter changed into or exchanged for a different number or kind of shares or other securities of Veeco, or of another corporation, by reason of reorganization, merger or other subdivision, consolidation, recapitalization, reclassification, stock split, issuance of warrants or rights, stock dividend, combination of shares or similar event, the Board of Directors will make appropriate adjustments in the number and kind of shares of Common Stock subject to Stock Options under the Directors' Plan, and the purchase price per share, to prevent dilution or enlargement of the benefits granted to, or available for, optionees.

    Stock Options granted under the Directors' Plan are intended to be "nonqualified stock options" that will not be governed by the special tax treatment applicable to "incentive stock options" described in Sections 421 and 422 of the Code. The following is a summary description of the Federal income tax consequences of the Directors' Plan.

    The grant of a Stock Option under the Directors' Plan is not taxable to the Non-Employee Director at the time of grant. Upon the exercise of a Stock Option,

     1. except as described below with respect to the exercise of a Stock Option within six months of the date of grant, the Non-Employee Director will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price;

     2. Veeco will be entitled to a deduction at the same time and in the same amount as the Non-Employee Director recognizes income; and

     3. upon a sale of the Common Stock so acquired, the Non-Employee Director will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold.

    If payment of the exercise price is made entirely in cash, the tax basis of the shares will be equal to its fair market value on the date of exercise, but not less than the exercise price, and the holding period will begin on the day after the date of exercise. If the Non-Employee Director uses previously owned shares to pay all or part of the exercise price, the transaction will not be considered to be a taxable disposition of the previously owned shares. The Non-Employee Director's tax basis and holding period of the previously owned shares will be carried over to the equivalent number of shares received on exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the date of exercise, but not less than the amount of cash used in payment, and the holding period of such additional shares will begun on the day of exercise.

    If a Stock Option is exercised within six months of the date of grant and the sale of the shares received on exercise at a profit could subject the Non-Employee Director to a suit under Section 16(b) of the Securities and Exchange Act, then, unless the Non-Employee Director makes an election under
Section 83(b) of the Code within thirty days after exercise to be taxed under the general rules described above: (1) the Non-Employee Director will recognize taxable ordinary income at the time that the sale of such shares is no longer subject to such restriction (the end of the "Section 16(b) period"), (2) the amount of such ordinary income will be equal to the excess of the fair market value of the shares at the time over the exercise price, and the Non-Employee Director's tax basis for the shares will be equal to their fair market value at the time, (3) the Non-Employee Director's holding period for the shares will begin at the end of the Section 16(b) period, and (4) any dividends he receives on the shares before that time will be taxable to him as compensation income. If previously owned shares are used to pay all or part of the exercise price, the special rules described above will apply, using the fair market value of the shares at the end of the Section 16(b) period.

    Veeco does not impose restrictions on the resale of shares of Common Stock obtained pursuant to the Directors' Plan; however, certain optionees may be subject to restrictions on resale imposed by federal or state securities laws or by contract.

    The Directors' Plan is administered by the Board of Directors. The Board of Directors may at any time terminate, suspend, amend or modify the Directors' Plan; provided, however, that no such action of the Board of Directors, without the approval of the Stockholders, may (i) increase the total number of shares of Common Stock for which Stock Options may be issued under the Directors' Plan;
(ii) change in any respect the class of persons who constitute Non-Employee Directors eligible to participate in such plan; (iii) change the requirement that an Option be granted at Fair Market Value; (iv) extend the maximum period for granting or exercising Stock Options; or (v) otherwise materially increase the benefits accruing to optionees under such plan; and provided, further, that no amendment, modification, suspension or termination of the Directors' Plan may in any way affect any Stock Option theretofore granted under the Directors' Plan without the consent of the then holder of the Stock Option.

    THE FULL TEXT OF THE PROPOSED RESOLUTION AMENDING THE DIRECTORS' PLAN IS ATTACHED HERETO AS EXHIBIT B.

                 PROPOSAL 4--RATIFICATION OF THE APPOINTMENT OF
                         ERNST & YOUNG LLP AS AUDITORS

    The Board of Directors has appointed the firm of Ernst & Young LLP, independent certified public accountants, to examine the financial statements of Veeco for the year ending December 31, 1999. Ernst & Young LLP has been employed as independent auditors of Veeco since 1990. Stockholders are asked to ratify the action of the Board of Directors in making such an appointment.

    If the appointment of Ernst & Young LLP for fiscal year 1999 is not ratified by the Stockholders, the selection of other independent auditors will be considered by the Board of Directors.

    Representatives of Ernst & Young LLP will be present at the Meeting and may make a statement if they so desire. They also will be available to respond to appropriate questions.

    Section 1.6 of the Bylaws of Veeco provides that action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of the stockholders. Therefore, the ratification of the appointment of Ernst & Young LLP as auditors requires the affirmative vote of a majority of the votes cast at the Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY AND NOT DESIGNATED AS BROKER NON-VOTES WILL BE SO VOTED.

                               SECURITY OWNERSHIP

    The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 31, 1999 (unless otherwise specified below) by (i) each person known by Veeco to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of Veeco,
(iii) each of the Named Officers and (iv) all executive officers and directors of Veeco as a group. Unless otherwise indicated, Veeco believes that each of the persons or entities named in the table exercises sole voting and investment power over the shares that each of them beneficially owns, subject to community property laws where applicable.

                                                               SHARES OF COMMON STOCK
                                                               BENEFICIALLY OWNED (1)
                                                         ----------------------------------  PERCENTAGE OF TOTAL
NAME OF BENEFICIAL OWNER                                   SHARES    OPTIONS(2)    TOTAL     SHARES OUTSTANDING
-------------------------------------------------------  ----------  ----------  ----------  -------------------
James C. Wyant, Ph.D.(3)...............................   1,300,127          --   1,300,127            8.2%
John A. Gurley.........................................   1,174,681          --   1,174,681            7.4%
Virgil Elings(4)(5)....................................     990,873          --     990,873            6.2%
Betty Elings-Wells(4)(6)...............................     923,531          --     923,531            5.8%
Edward H. Braun........................................     125,019      43,999     169,018            1.1%
Walter J. Scherr.......................................          --      13,002      13,002           *
Richard A. D'Amore.....................................      16,701      23,999      40,700           *
Paul R. Low............................................          --      23,999      23,999           *
Joel A. Elftmann(7)....................................       2,000      23,999      25,999           *
John F. Rein, Jr.......................................       1,728      35,500      37,228           *
Francis Steenbeke......................................      38,339       6,000      44,339           *
Emmanuel N. Lakios.....................................       1,232      15,334      16,566           *
Heinz K. Fridrich......................................          --       7,000       7,000           *
Roger McDaniel.........................................          --       7,000       7,000           *
Irwin H. Pfister.......................................          --       7,000       7,000           *
All Executive Officers and Directors
  as a Group (17 persons)..............................   2,362,359     225,831   2,588,190           16.0%

------------------------

*   Denotes less than a 1% interest.

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of March 31, 1999 upon the exercise of warrants and/or stock options. Each person's percentage ownership is determined by assuming that warrants and stock options held by such person (but not those held by any other person) which are exercisable within 60 days of March 31, 1999 have been exercised.

(2) Represents stock options exercisable within 60 days of March 31, 1999.

(3) Dr. Wyant shares voting and dispositive power over 1,300,127 shares of Common Stock with his wife, Louise Wyant.

(4) Does not include 403,197 shares held by Jeffrey Elings and 436,930 shares held by Michael Elings, sons of Virgil Elings and Betty Elings-Wells. Virgil Elings and Betty Elings-Wells disclaim ownership to these shares.

(5) Does not include 923,531 shares held by Betty Elings-Wells, Virgil Elings' former wife. Mr. Elings disclaims beneficial ownership of these shares.

(6) Does not include 990,873 shares held by Virgil Elings, Betty Elings-Wells' former husband. Ms. Elings disclaims beneficial ownership of these shares.

(7) Includes 2,000 shares of Common Stock held by the Elftmann Family Limited Partnership, a family limited partnership of which Mr. Elftmann is the general partner.

                              CERTAIN TRANSACTIONS

    On January 5, 1998, options to purchase 25,000 shares of Common Stock at an exercise price of $24.4375 (fair market value on date of grant) were issued to Don R. Kania under the Employees' Plan. On June 15, 1998, options to purchase shares of Common Stock were issued to each of the following executive officers in the following amounts pursuant to the Employees' Plan, all at an exercise price of $24.00 per share (the fair market value at the date of grant): Edward
H. Braun, options to purchase 100,000 shares; David S. Perloff, options to purchase 20,000 shares; Emmanuel N. Lakios, options to purchase 20,000 shares; John F. Rein, Jr., options to purchase 40,000 shares; Francis Steenbeke, options to purchase 10,000 shares; John P. Kiernan, options to purchase 15,000 shares; and Robert P. Oates, options to purchase 10,000 shares. Also on June 15, 1998, options to purchase 7,000 shares at an exercise price of $24.00 were issued to Walter Scherr under the Employees' Plan. On July 3, 1998, options to purchase 30,000 shares of Common Stock at an exercise price of $23.25 (fair market value on date of grant) were issued to Joseph Rivlin, under the Employees' Plan. On November 4, 1998, options to purchase 5,000 shares of Common Stock at an exercise price of $27.25 (fair market value on date of grant) were issued to John P. Kiernan, under the Employees' Plan.

    In May 1998, 42,000 options, in the aggregate, were granted to the non-employee directors pursuant to the Directors' Plan.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Exchange Act requires Veeco's officers and directors, and persons who own more than ten percent of a registered class of Veeco's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by regulation of the Commission to furnish Veeco with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain persons that no Forms 5 were required for those persons, Veeco believes that during the fiscal year ended December 31, 1998, Veeco's officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters to come before the Meeting. Should any other business properly come before the Meeting, the persons named in the enclosed form of proxy will vote on such matters in accordance with their best judgment.

    The cost of preparing and mailing this Proxy Statement and the accompanying proxy, and the cost of solicitation of proxies on behalf of the Board of Directors, will be borne by Veeco. Veeco has retained Shareholder Communications Corp. ("SCC") to solicit proxies. SCC may contact Stockholders by mail, telephone, telex, telegraph and personal interviews. SCC will receive from Veeco a fee of $7,500 for such services, plus reimbursement of out-of-pocket expenses, and Veeco has agreed to indemnify SCC against certain liabilities and expenses in connection with such solicitation, including liabilities under the federal securities laws. Some personal solicitation also may be made by directors, officers and employees without special compensation, other than reimbursement for expenses.

    Proposals which Stockholders wish to include in Veeco's proxy materials relating to the 2000 Annual Meeting of Stockholders must be received by Veeco no later than December 14, 1999. Any such proposals will comply with the requirements of the Securities and Exchange Commission's proxy solicitation rules.

    PLEASE PROMPTLY COMPLETE AND RETURN YOUR PROXY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE.

                                          By order of the Board of Directors,

                                          /s/ John F. Rein, Jr.

                                          JOHN F. REIN, JR.
                                          SECRETARY

Plainview, New York
April 12, 1999

                                                                       EXHIBIT A

                       RESOLUTION APPROVING AMENDMENT TO
                  VEECO INSTRUMENTS, INC. AMENDED AND RESTATED
                       1992 EMPLOYEES' STOCK OPTION PLAN

    RESOLVED, that the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan (as amended to date, the "Employees' Plan") be further amended to increase the number of shares of common stock, par value $.01 per share, covered thereby from 2,126,787 shares to 2,826,787 shares, and, therefore, Section 3 of the Employees' Plan be amended and restated in its entirety to read as follows:

           "3. Stock. The stock to be made the subject of any Stock Option granted under the Plan shall be shares of the common stock of Veeco, par value $.01 per share (the "Stock"), whether authorized and unissued or treasury stock, and the total number of shares of Stock for which Stock Options may be granted under the Plan shall not exceed, in the aggregate, 2,826,787 shares, subject to adjustment in accordance with the provisions of Section 11 hereof. To the extent consistent with Section 162(m) of the Code, and the regulations promulgated thereunder, any shares which were the subject of unexercised portions of any terminated or expired Stock Options may again be subject to Stock Options under the Plan."

                                                                       EXHIBIT B

                       RESOLUTION APPROVING AMENDMENT TO
                  AMENDED AND RESTATED VEECO INSTRUMENTS INC.
                  1994 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

    RESOLVED, that the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors (as amended to date, the "Directors' Plan") be further amended to increase the number of shares of Common Stock covered thereby from 115,000 shares to 215,000 shares, and, therefore, Section 2.1 of the Directors' Plan be amended and restated in its entirety to read as follows:

       "2.1 Shares Subject to Plan.

           The maximum number of Shares that may be issued or transferred pursuant to Options under this Plan shall be 215,000. Veeco shall reserve such number of Shares for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in Veeco's treasury, or partly out of each. If any Shares that have been subject to an Option cease to be subject thereto, such Shares may again be the subject of Options hereunder."

                                                                      Appendix A


                             VEECO INSTRUMENTS INC.
             AMENDED AND RESTATED 1992 EMPLOYEES' STOCK OPTION PLAN


      1. PURPOSES. The Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan (the "Plan") is intended to provide an incentive to certain key employees (each an "Optionee") of Veeco Instruments Inc., a Delaware corporation (the "Company") and its subsidiaries in order to encourage them to remain in the employ of the Company and contribute to the Company's success by granting them stock options. The stock options granted by the Company pursuant to the terms and conditions of the Plan shall be referred to herein as the "Stock Options". References herein to the employees of the "Company" shall be deemed to include employees of the Company's subsidiaries, as such term is defined in Section 425 of the Internal Revenue Code of 1986, as amended and any applicable regulations (the "Code"), and references to employment by the Company shall be deemed to include employment by any such subsidiary.

      2. ADMINISTRATION. (a) The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company. The Committee shall consist of at least three directors of the Company appointed by the Board, who shall hold office at the pleasure of the Board. All members of the Committee must be (x) "disinterested persons," as such term is described in Rule 16b-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), if and as such Rule is in effect, and (y) "outside directors" as such term is defined in Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

      (b) It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its terms and provisions. Subject to the express provisions of the Plan, the Committee shall have the power and authority to interpret the Plan, to adopt such rules and regulations for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules, to determine the terms and provisions of the respective Stock Option Agreements (as hereinafter defined) and other granting documents, and to make all other determinations necessary or advisable for the administration of the Plan.

      (c) The Committee shall act by a majority of its members in office. The Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by a majority of the Committee.

      (d) Members of the Committee may receive such compensation for their services as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, or other persons to assist it in its administration of the Plan. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all holders, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Stock Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

      3. STOCK. The stock to be made the subject of any Stock Option granted under the Plan shall be shares of the common stock of the Company, par value $.01 per share (the "Stock"), whether authorized and unissued or treasury stock, and the total number of shares of Stock for which Stock Options may be granted under the Plan shall not exceed, in the aggregate, 2,126,787 shares, subject to adjustment in accordance with the provisions of Section 11 hereof. To the extent consistent with Section 162(m) of the Code, and the regulations promulgated hereunder, any shares which were the subject of unexercised portions of any terminated or expired Stock Options may again be subject to Stock Options under the Plan.

      4. AWARD OF STOCK OPTIONS. The Committee, in its sole discretion, at any time prior to the expiration of ten years from the Effective Date (as hereinafter defined), may authorize the granting of Stock Options to such of the officers, managerial or supervisory personnel and other key employees of the Company as it may select, and in such amounts as it shall designate, subject to the provisions of this Section and the other applicable sections hereof; PROVIDED, HOWEVER, that no Optionee shall be granted Stock Options (whether or not exercised) to purchase more than 100,000 shares, in the aggregate, of Stock in any calendar year. No member of the Committee or non-employee member of the Board shall be eligible to receive any Stock Options or otherwise participate in the Plan. Members of the Board who are not members of the Committee and who are employees of the Company shall be eligible to receive Stock Options and participate in the Plan.

      Each Stock Option granted to an Optionee shall be evidenced by a written agreement in such form and containing such provisions not inconsistent with the Plan as the Committee shall from time to time approve (the "Stock Option Agreement") and which need not be identical in respect of each Optionee.

      5. PRICE. The exercise price of a Stock Option shall be the Fair Market Value (as defined below) per share of Stock covered by the Stock Option at the time that the Stock Option is granted. The exercise price of a Stock Option, as determined in accordance with the Plan and specified in the Optionee's Stock Option Agreement shall hereinafter be referred to as the "Exercise Price." For purposes of this Section 5, "Fair Market Value" per share of Stock as of a particular date shall mean, unless otherwise determined by the Committee, the closing price per share of Stock as reported on the National Association of Securities Dealers Automated Quotation system (known as "NASDAQ"), for the last preceding date on which a sale was reported.

      6. TERM. A Stock Option may be exercised by the holder at such times as may be specified in such Optionee's Stock Option Agreement, provided that no Stock Option shall be exercised later than ten years from the date such Stock Option was granted.

      7. NONTRANSFERABILITY. (a) No Stock Option shall be transferable by an Optionee other than by will or the laws of descent and distribution, and (b) during the lifetime of an Optionee the Stock Option shall be exercisable only by such Optionee or, in the case of disability, by such holder's personal representative.

      8. EXERCISE OF OPTIONS. (a) Unless otherwise provided in any Stock Option Agreement, Stock Options granted pursuant to the Plan shall become exercisable as follows:

            (i) with respect to one-third of the shares of Stock covered by the Stock Option, on the first anniversary date of the grant of such Stock Option;

            (ii) with respect to an additional one-third of the shares of Stock covered by the Stock Option, on the second anniversary date of the grant of such Stock Option; and

            (iii) with respect to the remaining one-third of the shares of Stock covered by the Stock Option, on the third anniversary date of the grant of such Stock Option.

      (b) For purposes of the Plan, the term "Vested

Options" shall mean, with respect to any particular Optionee, those Stock Options which have become exercisable pursuant to the provisions of Section 8(a); the term "Vested Shares" shall mean, with respect to any particular Optionee, those shares of Stock subject to one or more Vested Options; and the term "Vesting Date" shall mean the date such Stock Options become Vested Options.

      9. TERMINATION OF EMPLOYMENT. (a) In the event (i) of a termination by the Company (other than for Cause, as defined in the applicable Stock Option Agreement) of an Optionee's employment, (ii) an Optionee voluntarily leaves the employ of the Company or (iii) an Optionee shall die or become disabled (within the meaning of Section 22(e)(3) of the Code) while the Optionee is employed by the Company, such Optionee, his estate or his legal guardian, as the case may be, will be entitled to exercise the Optionee's Vested Options for a period of 90 days following the date of such termination, voluntary departure, death or disability.

      (b) In the event that an Optionee's employment with the Company is terminated by the Company for Cause (as defined in the applicable Stock Option Agreement), such Optionee's right to exercise Vested Options shall thereupon terminate and all of such Optionee's Stock Options, whether or not vested, shall be rendered null and void and shall become unexercisable.

      (c) Upon the occurrence of any of the events set forth in subparagraphs
(a) or (b) above, an Optionee's non-vested Stock Options shall terminate and be rendered null and void.

      10. PAYMENT FOR STOCK. (a) The aggregate purchase price of Stock issued upon the exercise of any Vested Options granted hereunder shall be paid in full on the date of purchase. Payment shall be made either in cash or in such other consideration as the Committee deems appropriate, including, but not limited to, Stock already owned by the Optionee or Stock to be acquired by the Optionee upon exercise of Vested Options having a total fair market value, as determined by the Committee, equal to the aggregate purchase price, or a combination of cash and Stock having a total fair market value, as so determined, equal to the aggregate purchase price.

      (b) Stock shall not be issued upon the exercise of any Vested Options unless and until the aggregate amount of federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of such Stock Options have been paid or satisfied or provision for their payment and satisfaction has been made upon such terms as the Committee may prescribe.

      11. STOCK ADJUSTMENTS. (a) The total number of shares of Stock which may be issued under the Plan, the number of shares of Stock which may be purchased upon the exercise of Stock Options granted hereunder and the Exercise Price of such Stock Options shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Stock resulting from payment of a stock dividend on the Stock, a subdivision or combination of shares of the Stock, or a reclassification of the Stock, and (in accordance with the provisions contained in the next following paragraph) in the event of a consolidation or a merger in which the Company shall be the surviving corporation.

      (b) Subject to paragraph (c) below, after any merger of one or more corporations into the Company in which the Company shall be the surviving corporation, or after any consolidation of the Company and one or more other corporations, each Optionee shall, at no additional cost, be entitled, upon any exercise of his Stock Options, to receive (subject to any required action by stockholders), in lieu of the number of shares as to which such Stock Options shall then be so exercised, the number and class of shares of Stock or other securities to which such Optionee would have been entitled pursuant to the terms of the applicable agreement of merger or consolidation if at the time of such merger or consolidation such Optionee had been a holder of record of a number of shares of Stock equal to the number of shares to which such Optionee's Stock Options may have then been so exercised. Comparable rights shall accrue to each Optionee in the event of successive mergers or consolidations of the character described above.

      (c) In the event of any sale of all or substantially all of the assets of the Company, or any merger of the Company into another corporation, or any dissolution or liquidation of the Company or, in the discretion of the Board, any consolidation or other reorganization in which it is impossible or impracticable to continue in effect any Stock Options, all Stock Options granted under the Plan and not previously exercised shall become exercisable by Optionees who are at such time in the employ of the Company, commencing ten days before the scheduled closing of such event, and shall terminate unless exercised at least one business day before the scheduled closing of such event; PROVIDED, HOWEVER, that the Board may, in its discretion, require instead that all Stock Options granted under the Plan and not previously exercised be assumed by such other corporation on the basis provided in the preceding paragraph.

      (d) The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to a Stock Option.

      12. NO RIGHTS AS A STOCKHOLDER. An Optionee or a permitted transferee of a Stock Option shall have no rights as a stockholder with respect to any Stock covered by his Stock Option until he shall have become the holder of record of such Stock, and, except for stock dividends as provided in Section 11 above, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such Stock for which the record date is prior to the date on which he shall become the holder of record thereof.

      13. AMENDMENT AND TERMINATION. The Board may at any time terminate, amend or modify the Plan in any respect it deems to be in the best interests of the Company; PROVIDED, HOWEVER, that no such action of the Board, without the approval of the stockholders of the Company (which may be either before or after Board action) may effectuate any change (i) inconsistent with the qualifications of Stock Option as "performance based" under Section 162(m) of the Code (unless the Board determines that awards affected by such changes are not intended to qualify for such exception) or (ii) any other change for which stockholder approval is required to qualify under Rule 16b-3 of the Securities Exchange Act; and PROVIDED, FURTHER, that no amendment, modification or termination of the Plan may in any manner affect any Stock Option theretofore granted under the Plan without the consent of the then holder of the Stock Option.

      14. INVESTMENT PURPOSE. At the time of exercise of any Stock Option, the Company may, if it shall deem it necessary or desirable for any reason, require the Optionee to represent in writing to the Company that it is his then intention to acquire the Stock for investment and not with a view to the distribution thereof.

      15. RIGHT TO TERMINATE EMPLOYMENT. Nothing contained herein or in any Stock Option Agreement shall restrict the right of the Company to terminate the employment of any Optionee at any time, with or without Cause.

      16. FINALITY OF DETERMINATIONS. Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Committee shall, unless otherwise determined by the Board be final and shall be binding and conclusive for all purposes.

      17. GOVERNING LAW. The Plan shall be governed by the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

      18. EFFECTIVE DATE. The Plan was originally adopted and approved by the Board and the stockholders of the Company in 1992, and the Plan is effective as of April 15, 1992 (the "Effective Date"); the amendment and restatement of the Plan was approved and adopted by the Board and the stockholders on October 13, 1994. In accordance with the terms of the amended and restated Plan, and as a result of the consummation on December 5, 1994 of an initial public offering of the Stock, the Plan was restated in January 1995 to reflect only those provisions which are relevant to the Company as a public company and to make other non-substantive changes therein. A further amendment and restatement of the Plan was approved by the Board on April 19, 1995 and the stockholders of the Company on June 15, 1995. On March 25, 1996, a further amendment and restatement of the Plan was approved by the Board, subject to the approval of the stockholders of the Company.

                   AMENDED AND RESTATED VEECO INSTRUMENTS INC.
                  1994 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

      1.   PURPOSE; DEFINITIONS.

           The purpose of the Plan is to increase the proprietary and vested interest of the Non-Employee Directors of the Company in the growth and performance of the Company by granting them Options.

           Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

           "BOARD" shall mean the Board of Directors of the Company.

           "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

           "COMPANY" shall mean Veeco Instruments, Inc., a Delaware corporation, and any successor corporation.

           "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

           "FAIR MARKET VALUE" per Share as of a particular date shall mean the closing price per Share as reported on the National Association of Securities Dealers Automated Quotation system (known as "NASDAQ") for the last preceding date on which a sale was reported.

           "NON-EMPLOYER DIRECTOR" shall mean a director of the Company who is not an employee of the Company or a Subsidiary and has not, within one year immediately preceding the determination of such director's eligibility, received any award under any plan of the Company or a Subsidiary that entitles the participants therein to acquire stock, stock options or stock appreciation rights of any such company (other than any other plan under which participants' entitlements are governed by provisions meeting the requirements of Rule 16b-3(c)(2)(ii) promulgated under the Exchange Act).

           "OPTION" shall mean an option to purchase Shares granted pursuant to the Plan. Options granted under the Plan are not intended to be "incentive stock options" within the meaning of Section 422 of the Code.

           "OPTION AGREEMENT" shall mean an Option Agreement to be entered into between the Company and an Optionee, which shall set forth the terms and conditions of the Options granted to such Optionee, and shall be subsequently in the form attached hereto as Exhibit A.


           "OPTIONEE" shall mean a Non-Employee Director to whom an Option has been granted pursuant to the Plan.

           "PLAN" shall mean this Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors, as hereinafter amended from time to time.

           "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

           "SHARE" shall mean a share of the Company's common stock, par value $.01 per share.

           "SUBSIDIARY" shall have the meaning set forth in Section 425 of the Code and the regulations promulgated thereunder.

     2.    SHARES SUBJECT TO THE PLAN.

           2.1 SHARES SUBJECT TO PLAN

           The maximum number of Shares that may be issued or transferred pursuant to Options under this Plan shall be 115,000. The Company shall reserve such number of Shares for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each. If any Shares that have been subject to an Option cease to be subject thereto, such Shares may again be the subject of Options hereunder.

           2.2 CHANGES IN COMPANY'S SHARES

           In the event that the outstanding Shares are hereafter changed into or exchanged for a different number of kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger or other subdivision, consolidation, recapitalization, reclassification, stock split, issuance of warrants or rights, stock dividend, combination of shares or similar event, appropriate adjustments shall be made by the Board in the number and kind of Shares subject to and which may be subject to Options under this Plan, and the purchase price per Share, to prevent dilution or enlargement of the benefits granted to, or available for, Optionees, including adjustments to the maximum number and kind of shares which may be issued hereunder as Shares as set forth in Section 2.1.

     3.    ELIGIBILITY FOR OPTION GRANTS.

           Any Option granted to any Non-Employee Director prior to the date of the adoption of this Plan shall be subject to the terms and conditions set forth herein. Any individual who is elected or appointed to the office of director as a Non-Employee Director after the date of the adoption of this Plan shall receive an Option to purchase 7,000 Shares as of the date of such election. In addition, each Non-Employee Director shall receive an Option to purchase such 7,000 Shares as of the date of each Annual Meeting subsequent to such Non-Employee Director's election which occurs during such Non-Employee Director's form of office.

     4.    EXERCISABILITY OF OPTIONS.

           Each Option granted pursuant to the Plan shall become exercisable immediately upon the grant of such Option.

     5.    TERMS OF OPTIONS AND SHARES.

           5.1  OPTION AGREEMENT

           Options shall be granted only pursuant to an Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Board shall determine, consistent with the Plan.

           5.2  TERMS

           The Options granted hereunder shall have the following terms and conditions:

            (a) PRICE. The purchase price for the Shares subject to an Option shall be one hundred percent (100%) of the Fair Market Value of a Share as of the date the Option is granted.

            (b) TERM. The term of an Option shall be ten years from the date that it is granted.

            (c) TERMINATION OF SERVICES AS NON-EMPLOYEE DIRECTOR. If an individual ceases to be a Non-Employee Director for any reason (including the death or disability (within the meaning of Section 22(e)(3) of the Code) of such Optionee) then all outstanding Options held by such Optionee shall remain exercisable by such Optionee (or in the case of death or disability, such Optionee's estate or legal guardian, as the case may be) for the lesser of 90 days following such event or the remaining term of such Option. Thereafter, such Options shall terminate.

           5.3  NON-TRANSFERABILITY

           No Option granted under the Plan shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

           5.4  METHOD OF EXERCISE

           The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by full payment therefor and otherwise in accordance with the Option Agreement pursuant to which the Option was granted.

The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check or, at the discretion of the Board and upon such terms and conditions as the Board shall approve, by transferring previously owned Shares to the Company, having Shares withheld or exercising pursuant to a "cashless exercise" procedure, or any combination thereof. Any Shares transferred to the Company as payment for the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Board, the Optionee shall deliver the Option Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Agreement to the Optionee. Not less than one hundred
(100) Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of shares then purchasable under the Option or the Board determines otherwise in its sole discretion.

           5.5  RIGHTS AS STOCKHOLDER

           No Optionee shall be deemed for any purpose to be or to have the rights and privileges of the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, and (b) the Company shall have issued the Shares to the Optionee.

     6.    ADMINISTRATION.

           The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive Options under the Plan, the number of shares subject to any such Options, the purchase price thereunder or the timing of grants of Options under the Plan. The determination of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.

     7.    OTHER PROVISIONS.

           7.1  AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

           The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided, however, that, except as provided in Section 2.2, no amendment shall be effective unless approved by the affirmative vote of a majority of the votes eligible to be cast at a meeting of stockholders of the Company held within twelve (12) months of the date of adoption of such amendment, where such amendment will:

            (a) increase the number of Shares as to which Options may be granted under the Plan, either individually or in the aggregate;

            (b) change in any respect the class of persons who constitute Non-Employee Directors eligible to participate in the Plan;

            (c) change the requirement of Section 5.2(a) that the Option be priced at Fair Market Value;

            (d) extend the maximum period for granting or exercising Options provided herein; or

            (e) otherwise materially increase the benefits accruing to Optionees under the Plan.

           The provisions of Sections 3 and 5 may not be amended more than once in every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules or regulations promulgated under either statute.

           From and after the Effective Date, neither the amendment, suspension nor termination of the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted. No Options may be granted during any period of suspension nor after termination or expiration of the Plan.

           7.2  REGULATIONS AND OTHER APPROVALS; GOVERNING LAW

            (a) The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

            (b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

            (c) The Board may make such changes in the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority.

            (d) Each Option is subject to the requirement that, if at any time the Board determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made for Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Board.

            (e) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Board may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are being acquired for investment only and not with a view to distribution. The certificate for such Shares shall include any legend that the Board deems appropriate to reflect any restrictions on transfer.

           7.3  TITLES; CONSTRUCTION

           Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.

           7.4  TERM

           An Option may be exercised by the holder at such times as may be specified in such Optionee's Stock Option Agreement, provided that no Option shall be exercised later than ten years from the date such Option was granted.

           7.5  EFFECTIVE DATE

           The Plan was originally adopted and approved by the Board and the stockholders of the Company on October 13, 1994 and is effective as of October 13, 1994. In accordance with the terms of the Plan, and as a result of the consummation on December 5, 1994 of an initial public offering of the Shares, the Plan was restated in January, 1994 to reflect only those provisions which are relevant to the Company as a public company and to make other nonsubstantive changes therein.

                              VEECO INSTRUMENTS INC.
                                  Terminal Drive
                              Plainview, NY  11803

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  May 14, 1999

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Edward H. Braun and John F. Rein, Jr. or either of them, each with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Veeco Instruments Inc. (the "Company") to be held on May 14, 1999 at 9:30 a.m. (New York City time) at the Corporate Center, 395 North Service Road, Lower Auditorium, Melville, New York, and at all adjournments or postponements thereof, all shares of common stock of the Company which the undersigned is entitled to vote as directed below, and in their discretion upon such other matters as may come before the meeting.

     The shares represented hereby will be voted in accordance with the choices specified by the stockholder in writing on the reverse side. IF NOT OTHERWISE SPECIFIED BY THE STOCKHOLDER, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ON THE REVERSE SIDE AND FOR THE OTHER MATTERS DESCRIBED ON THE REVERSE SIDE.

     PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

            (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

/X/ Please mark your
    votes as in this
    example.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                    USING THE ENCLOSED ENVELOPE.

                              FOR all nominees           WITHHOLD AUTHORITY
                              listed (except as          to vote for all
                              marked to the contrary)    nominees listed

PROPOSAL 1.
Election of three (3)            /  /                           /  /
Class II Directors

NOMINEES:  Joel A. Elfmann
           Paul R. Low
           Walter J. Scherr

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THE NOMINEE'S NAME ABOVE.)



                                                    FOR  ABSTAIN  AGAINST

PROPOSAL 2. Approval of amendment to the Veeco
Instruments Inc. Amended and Restated 1992          / /    / /      / /
Employees' Stock Option Plan.

PROPOSAL 3. Approval of amendment to the Amended
and Restated Veeco Instruments Inc. 1994 Stock      / /    / /      / /
Option Plan for Outside Directors.

PROPOSAL 4. Ratification of the appointment of
Ernst & Young LLP as auditors of the Company for    / /    / /      / /
the fiscal year ending December 31, 1999.

Transaction of such other business as may properly come before the Meeting or any adjournment thereof.




_______________________ _________________________ Date:___________, 1999
     Signature          Signature if held jointly

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.